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                                                                    Exhibit 9(d)

                    FEEDER FUND MANAGEMENT SERVICES AGREEMENT

         AGREEMENT made this 16th day of January, 1997, between Five Arrows Short-Term Investment Trust, a Delaware business trust (the "Trust"), on behalf of the U.S. Dollar Fund, the Pound Sterling Fund, the Deutsche Mark Fund and the Canadian Dollar Fund (the "Funds"), and Rothschild International Asset Management Limited (the "Feeder Fund Manager").


         1. Duties of the Feeder Fund Manager. The Trust hereby employs the Feeder Fund Manager to act as Feeder Fund Manager of the Funds and to administer their affairs, subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement.

         The Feeder Fund Manager hereby accepts such employment, and undertakes to afford to the Trust and its Board of Trustees the advice and assistance of the Feeder Fund Manager's organization in the administration of the Funds and to furnish for the use of the Funds' personnel for administering the affairs of the Funds and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Feeder Fund Manager's organization and all personnel of the Feeder Fund Manager performing services relating to administrative activities (other than reasonable out-of-pocket expenses incurred by Trustees of the Trust in connection with attendance at meetings of the Board of Trustees). The Feeder Fund Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         Notwithstanding the foregoing, the Feeder Fund Manager shall not be deemed to have assumed any duties hereunder with respect to, and shall not, by the execution of this Agreement, be responsible for, the management of the Funds' assets or the rendering of investment advice and supervision with respect thereto or the distribution of shares of the Funds, nor shall the Feeder Fund Manager be deemed to have assumed hereunder or have any responsibility hereunder with respect to functions specifically assumed by any transfer agent, custodian, or shareholder servicing agent of the Trust or the Funds. It is intended that the assets of the Funds will be invested in portfolios (the "Portfolios") having substantially the same investment objective, policies and restrictions as the Funds. The Portfolios are series of The International Currency Fund, a registered open-end investment company (the "Portfolio Trust"). It is duly recognized that Rothschild International Asset Management Limited acts as the investment adviser to the Portfolios under an Investment Advisory Agreement. As part of its duties hereunder, however, the Feeder Fund Manager shall obtain from the Portfolios and compile such information about the Portfolios as requested from time to time by the Trust's Board of Trustees.


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         2. Allocation of Charges and Expenses. The Feeder Fund Manager will pay all costs it incurs in connection with the performance of its duties under
Section 1 of this Agreement. The Feeder Fund Manager will pay the compensation and expenses of all if its personnel and will make available, without expense to the Trust, the services of such of its directors, officers and employees as may duly be elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law. Notwithstanding the foregoing, the Feeder Fund Manager shall not be obligated to pay the reasonable out-of-pocket expenses incurred by Trustees of the Trust in connection with attendance at meetings of the Board of Trustees. The Feeder Fund Manager will not be required to pay any expenses of the Trust other than those specifically allocated to the Feeder Fund Manager in this Section 2.

         3. Compensation of Feeder Fund Manager. The Board of Trustees of the Trust has currently determined that the Feeder Fund Manager shall receive no compensation from the Trust or the Funds in respect of the services to be rendered and the facilities to be provided by the Feeder Fund Manager under this Agreement. If the parties determine that the Trust or Funds should in the future compensate the Feeder Fund Manager for such services and facilities, such compensation shall be set forth in a new agreement or in an amendment to this Agreement to be entered into by the parties hereto.

         4. Other Interests. It is understood that the Trustees and officers of the Trust and shareholders of the Funds are or may be or become interested in the Feeder Fund Manager are or may be or become interested in the Feeder Fund Manager as directors, officers employees, shareholders or otherwise and that directors, officers, employees and shareholders of the Feeder Fund Manager are or may be or become similarly interested in the Fund, and that the Feeder Fund Manager may be or become interested in the Funds, and that the Feeder Fund Manager may be or become interested in the Funds as shareholder or otherwise. It is also understood that directors, officers, employees and shareholders of the Feeder Fund Manager may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Feeder Fund Manager may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words "Rothschild" or "Five Arrows" or any combination or derivation thereof as part of their name, and that the Feeder Fund Manager or its affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

         5. Feeder Fund Manager's Services Not Exclusive. The services of the Feeder Fund Manager to the Trust and the Fund are not to be deemed to be exclusive, the Feeder Fund Manager being free to render services to others and engage in other business activities.

         6. Sub-Feeder Fund Managers. The Feeder Fund Manager may employ one or more sub-Feeder Fund Managers from time to time to perform such of the acts and services of the Feeder Fund Manager and upon such terms and conditions as may be agreed upon between the Feeder Fund Manager and such sub-Feeder Fund Managers and approved by the Board of


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Trustees of the Trust.

         7. Duration and Termination of this Agreement. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved annually
(i) by the Board of Trustees of the Trust and (ii) by the vote of a majority of the Trustees of the Trust who are not interest persons of the Feeder Fund Manager or the Trust.

         Either party hereto may, at any time, on sixty (60) days' prior written notice to the other, terminated this Agreement without the payment of any penalty, by action of Board of Trustees of the Trust or an authorized officer of the Feeder Fund Manager, as the case may be. This Agreement shall terminate automatically in the event of its assignment.

         8. Amendment of the Agreement. This agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved by the (i) vote of a majority of this Trustees of the Trust who are no interested persons of the Feeder Fund Manager of the Trust, and (ii) vote of a majority of the entire Board of Trustees of the Trust.

         9. Limitation of Liability of the Trust and Feeder Fund Manager. The Feeder Fund Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting form willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Feeder Fund Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Feeder Fund Manager, who may be or become an employee of and paid by the Feeder Fund Manager, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his or her employment by the Trust, to be acting in such employment solely for the Trust and not as its employee or agent. It is understood and expressly stipulated that none of the Trustees, officers, agents or shareholders of the Trust shall be personally liable hereunder. None of the trustees, officers agents or shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. The Funds shall not be liable for any claims against any other series of the Trust.

         With respect to any obligation of the Trust on behalf of any Fund arising hereunder, the Feeder Fund Manager shall look for payment or satisfaction of such obligations solely to the assets and property of the Fund to which such obligation relates as though the Trust had separately contracted with the Feeder Fund Manager by separate written instrument with respect to each Fund. In addition, this Agreement may be terminated with respect to one or more Funds without affecting the rights, duties or obligations of any of the other Funds.


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         10. Name of the Trust. So long as this Agreement remains in effect, the
Feeder Fund Manager grants to the Trust and each of the Funds a non-exclusive, non-transferable, non-assignable licence to use the name or mark "Five Arrows" as part of their respective names or any other corporate names to which the Feeder Fund Manager has given its prior written consent (at its absolute discretion). During this period the Trust and each of the Funds will maintain the high standards of professionalism that are associated with the N.M. Rothschild organization. The Trust and the Funds shall not sublicense the "Five Arrows," name or use or authorize any use of such name except in connection with the distribution of shares of the Funds. Upon any termination of this Agreement this license and all right of the Trust and the Funds to use the name and mark "Five Arrows" shall terminate, whereupon the of the Trust and the Funds will change their respective names to a name which neither makes use of such names or marks nor names or marks that in the opinion of the Feeder Fund Manager are confusingly similar thereto.


         11. Certain Definitions. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England.

                  [Remainder of Page Intentionally Left Blank.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year above written.


                                    FIVE ARROWS SHORT-TERM INVESTMENT TRUST


                                    By: /s/ Paul R. Freeman
                                       _____________________________________
                                    Its:   Senior Vice President
                                        ____________________________________

                                    ROTHSCHILD INTERNATIONAL ASSET
                                    MANAGEMENT LIMITED

                                    By: /s/ Peter Troughton
                                       _____________________________________
                                    Its:   Chairman
                                        ____________________________________